                                                                    EXHIBIT 10.5

                                 LEASE AGREEMENT

                         RICHARD B. WIRTHLIN FAMILY LLC
                        A UTAH LIMITED LIABILITY COMPANY

                                    LANDLORD

                                      AND

                     DECIMA RESEARCH DBA WIRTHLIN WORLDWIDE
                           A CALIFORNIA CORPORATION,

                                     TENANT

                         1920 ASSOCIATION DRIVE RESTON,
                            FAIRFAX COUNTY, VIRGINIA

                              DATE: APRIL 23, 2002

                                TABLE OF CONTENTS

SECTION NUMBER AND CAPTION                                               PAGE NO.
--------------------------                                               --------
1.  Definitions......................................................        1
2.  Lease of the Premises; Tenant's Acceptance of Premises...........        3
3.  Completion of Premises...........................................        4
4.  Rent and Additional Charges......................................        7
5.  Operating Expense Increases......................................        8
6.  Late Charges.....................................................       11
7.  Common Areas.....................................................       11
8.  Management, Services and Utilities...............................       12
9.  Use of Premises..................................................       13
10. Care of Premises.................................................       14
11. Rules and Regulations............................................       14
12. Tenant's Alterations and Installations...........................       15
13. Tenant's Indemnity; Insurance....................................       15
14. Casualty Loss....................................................       16
15. Condemnation.....................................................       17
16. Assignments and Subletting.......................................       17
17. Default Provisions...............................................       19
18. Landlord's Remedies in Case of Tenant's Default..................       20
19. Landlord May Perform Tenant's Obligations........................       21
20. Security Deposit.................................................       21
21. Subordination....................................................       23
22. Tenant's Personality.............................................       24
23. Quiet Enjoyment..................................................       24

24. Landlord's Right of Access to Premises...........................     24
25. Limitation on Landlord's Liability...............................     24
26. Estoppel Certificate,............................................     25
27. Surrender of Premises............................................     25
28. Holding Over.....................................................     25
29. Parking..........................................................     25
30. Leasing Commission...............................................     25
31. Notices..........................................................     26
32. Waiver of Jury Trial.............................................     26
33. Option to Renew..................................................     26
34. Roof Rights/Satellite Dishes.....................................     27
35. Expansion Space..................................................     29
36. Signage..........................................................     30
37. General Provisions...............................................     31

Exhibit A-l (First Floor Plan)

Exhibit A-2 (Fourth Floor Plan)

Exhibit A-3 (Fifth Floor Plan)

Exhibit B (Certificate of Acceptance)

Exhibit C (Rules and Regulations)

Exhibit D (Estoppel Certificate)

Exhibit E (Tenant's Space Plan)

                                 LEASE AGREEMENT

           (1920 Association Drive, Reston, Fairfax County, Virginia)

      THIS LEASE AGREEMENT (this "Lease") is made and entered into this ______ day of April, 2002, by and between (i) RICHARD B. WIRTHLIN FAMILY LLC, a Utah limited liability company ("Landlord"), and (ii) DECIMA RESEARCH dba WIRTHLIN WORLDWIDE, a California corporation ("Tenant").

      In consideration of the promises set forth in this Lease, Landlord and Tenant agree as follows:

   1. DEFINITIONS. Certain terms used in this Lease are defined below:

      A. Advance Rent: An amount equal to one month's Basic Rent for the first full calendar year of the Term after the Lease Commencement Date, which Tenant shall pay to Landlord upon the execution of this Lease in the form of cash or other current funds or a check subject to collection.

      B. Basic Rent: For the first full twelve (12) calendar months of the Term, the sum of Four Hundred Seventy Three Thousand Five Hundred Thirty Eight and 00/100 Dollars ($473,538.00) payable in advance in equal monthly installments of Thirty Nine Thousand Four Hundred Sixty One and 50/100 Dollars ($39,461.50). Basic Rent is subject to annual adjustment pursuant to Section 4.B.

      C. Building: The office building is located at 1920 Association Drive in Reston, Fairfax County, Virginia, including all enclosed (if any) and surface parking areas serving the building, the land on which the building is constructed (the "Land") and all appurtenances thereto.

      D. Building Rentable Area: The total rentable area in the Building, as determined by Landlord's architect ("Landlord's Architect") in accordance with the BOMA-Modified standard method of measurement ("BOMA-Modified"), which is approximately Forty Nine Thousand One Hundred Forty Four (49,144) square feet.

      E. Date of Tender: The date Landlord tenders possession of the Premises to Tenant, which shall be the same as the effective date of this Agreement as set forth above.

      F. Landlord's Notice Address:
            Landlord
            Attn: Mr. Joel White
            c/o Wirthlin Worldwide
            1920 Association Drive
            Reston,VA 20120

      G. Lease Commencement Date: The effective date of this Agreement as set forth above.

      H. Lease Year: The first "Lease Year" shall begin on the Lease Commencement Date. If the Lease Commencement Date is the first day of a month, the first Lease Year shall end twelve (12) full calendar months after the Lease Commencement Date. If the Lease Commencement Date is a day other than the first day of a month, the first Lease Year shall end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs. Each subsequent Lease Year shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve
 (12) full calendar months.

      I. Leasing Broker(s): There is not broker for either the Landlord or the Tenant in connection with this Lease Agreement.

      J. Permitted Uses: General office use .

      K. Premises: The space, containing Eighteen Thousand Two Hundred Twelve (18,212) square feet of total rentable area, located on the first, fourth and fifth floors of the Building, and having a street address of 1920 Association Drive, Reston, Fairfax County, Virginia, 20120. The Premises are shown on the floor plans attached as Exhibits A-l, A-2, and A-3 to this Lease. The Premises do not include the roof, the exterior surfaces of exterior walls, or the air space above the Building or any risers or conduits located within the Building or on the Land, which are reserved for Landlord's exclusive use; provided that, Tenant shall have the right to utilize the roof subject to and in conformity with Section 34 and the parking areas subject to and in conformity with Section 29.

      L. Rentable Area: The rentable area of the Premises, is agreed to be Eighteen Thousand Two Hundred Twelve (18,212)square feet.

      M. Security Deposit: Tenant shall deposit with Landlord upon the execution of this Lease in conformity with the requirements of Section 20, an amount equal to one (1) month's Basic Rent, which amount is $39,461.50.

      N. Tenant Improvement Allowance: None.

      O. Tenant's Excess Cost: Not applicable. Tenant shall be responsible for all tenant improvement costs. However, all such tenant improvements shall be subject to Landlord approval.

      P. Tenant's Notice Address: 1363 Beverly Road, McLean, VA 22101, Attn: Mr. Joel A. White before the Lease Commencement Date, or 1920 Association Drive, Reston, Virginia 20120, after the Lease Commencement Date.

      Q. Tenant's Proportionate Share: Thirty Seven and 6/10th of one percent (37.6%), which equals the percentage that the Rentable Area bears to the Building Rentable Area. If the Rentable Area changes, Tenant's Proportionate Share shall be adjusted accordingly.

      R. Tenant's Work: As specified in Section 3.D.

      S. Term: The period commencing on the Lease Commencement Date (or the first (1st) day of the calendar month next following the Lease Commencement Date, if the Lease Commencement Date occurs on other than the first day of the month) and ending Eight (8) Lease Years after the Lease Commencement Date, unless sooner terminated pursuant to this Lease.

   2. LEASE OF THE PREMISES; TENANT'S ACCEPTANCE OF PREMISES.

      A. Subject to the terms and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.

      B. By occupying the Premises, Tenant accepts them in their present condition and agrees that Landlord shall not be required to make any repairs or improvements other than as provided in Sections 3 and 10.B.

      C. On the Date of Tender, Tenant shall execute and deliver to Landlord a Certificate of Acceptance in the form attached to this Lease as Exhibit B.

   3. COMPLETION OF PREMISES.

      A. Tenant shall complete construction of tenant improvements for the Premises in accordance with the Tenant's space plan that is attached hereto as Exhibit E (the "Tenant's Space Plan"). The Tenant's Space Plan has been prepared by an architectural firm selected by Tenant and reasonably approved by Landlord (the "Tenant's Architect"). The Tenant's Space Plan, together with all other plans and specifications for the completion of the Premises that have been approved by Landlord pursuant to this Section 3 are referred to collectively as the "Plans." Tenant agrees to work expeditiously and with due diligence with Landlord and the Tenant's Architect and Landlord consultants to complete and approve all of the Plans that are required for the completion of the Premises. All Plans shall be approved by Landlord, whose approval shall not be unreasonably withheld; provided that, Landlord shall not be obligated to approve any Plans that are not consistent with the Tenant's Space Plan attached hereto as Exhibit E. In connection with Landlord's approval of the Plans, Landlord shall have the right to cause the Plans to be reviewed and approved by Landlord's Architect and Landlord's engineer for the Building and the costs of obtaining such architectural and engineering reviews and approvals shall be borne by Tenant.

      B. After the Plans have been prepared and approved pursuant to this
Section 3, Tenant shall complete the Premises (collectively, "Tenant's Work") for Tenant's use and occupancy. Tenant's Work shall be done substantially in accordance with the Plans and shall be performed in a good and workmanlike manner, with materials of a quality selected by Tenant that are of comparable quality to those materials used in tenant renovations, in buildings that are comparable to the Building and located in Reston, Virginia. Tenant's Work shall include any change orders or change directives relating to Tenant's Work to the extent that the scope of work and associated costs therefore are approved by Landlord.

      C. The "Lease Commencement Date" shall be the date Tenant takes possession of the Premises, which shall be the effective date of this Lease Agreement, regardless of the completion status of Tenant Work.

      D. Following the date on which Tenant obtains all final building inspection approvals for the Tenant's Work, Tenant shall, as part of Tenant's Work, apply for a permit from the jurisdiction in which the Building is located to occupy and use the Premises (the "Occupancy Permit"). Tenant shall cooperate with Landlord, and shall comply with the requirements of all applicable governmental authorities, as necessary to obtain the Occupancy Permit. Landlord shall send a copy of the Occupancy Permit to Tenant after Landlord receives the same.

   4. RENT AND ADDITIONAL CHARGES.

      A. Tenant shall pay the Basic Rent for each Lease Year in equal monthly installments in advance on the first day of each month during the Term, commencing on the Lease Commencement Date in the amount set forth in Section l.B above. If the Lease Commencement

Date is a date other than the first day of a month, the Basic Rent for that month shall be prorated and paid based upon the monthly Basic Rent specified in Section l.B and the number of days in such month after and including the Lease Commencement Date. The Advance Rent shall be credited to the first full monthly installment of Basic Rent due under this Lease. Any difference between the Advance Rent and the first full monthly installment of Basic Rent shall be adjusted as of the Lease Commencement Date, and paid by Tenant with, or credited by Landlord against, the next monthly installment of Basic Rent payable by Tenant, as applicable.

      B. At the commencement of the second Lease Year, and effective simultaneously with such date, the annual Basic Rent payable by Tenant pursuant to Section 1.B (and the monthly installments thereof) shall be increased in accordance with the schedule set forth below:

Lease Year            Annual Basic Rent           Monthly Basic Rent
    2                   $473,538,00                  $39,461.50
    3                   $528,177.00                  $44,014.75
    4                   $528,177.00                  $44,014,75
    5                   $564,603.00                  $47,050.25
    6                   $564,603.00                  $47,050.25
    7                   $601,029.00                  $50,085.75
    8                   $601,029.00                  $50,085.75

      C. The Basic Rent and all other amounts payable by Tenant to Landlord under this Lease, including late fees, interest, and other charges specified in this Lease (collectively, "Additional Charges") shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim, recoupment, reduction or setoff of any amount or for any reason whatsoever, to Landlord at Landlord's Notice Address or at such other address as Landlord may designate in writing. All Additional Charges shall be deemed to be additional rent, and all remedies applicable to nonpayment of Basic Rent shall be applicable to nonpayment of Additional Charges.

      D. No payment by Tenant or receipt by Landlord of any lesser amount than the monthly installment of Basic Rent or other Additional Charge herein stipulated shall be deemed to be other than on account of the earliest stipulated installment of Basic Rent or Additional Charge; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction. Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

   5. OPERATING EXPENSE INCREASES.

      A. Commencing on the Lease Commencement Date and upon each January 1, 2002, during the Term of the Lease thereafter, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of all "Operating Expense Increases" (as defined below) incurred during each calendar year of the Term.

            (1) The excess of "Operating Expenses" (as defined below) for a particular calendar year over the "Operating Expense Base" (as defined below) is referred to in this Lease as "Operating Expense Increases."

            (2) The "Operating Expense Base" means the total Operating Expenses incurred in calendar year 2002 (the "Base Year") in connection with the total Building Rentable Area.

            (3) Tenant's Proportionate Share of Operating Expense Increases for the calendar years in which the Term commences and in which the Term terminates shall be apportioned based on the number of days in such calendar year after such commencement or prior to such termination.

      B. Landlord shall annually notify Tenant of Landlord's estimate of Tenant's Proportionate Share of Operating Expense Increases for each calendar year, and Tenant shall pay such amount in equal monthly installments in advance on the first day of each month after the date of such notice until Tenant's Proportionate Share of Operating Expense Increases is again adjusted by Landlord. Landlord shall annually submit to Tenant a statement showing Tenant's actual Proportionate Share of Operating Expense Increases for the previous calendar year, the amount thereof paid by Tenant, and the balance due or overpayment. The balance due shall be paid by Tenant to Landlord, or the overpayment shall be paid by Landlord to Tenant (or, at Landlord's option, credited against the next monthly installment of Operating Expense Increase(s) thereafter payable by Tenant), without interest, within thirty (30) days after the date of the statement. Tenant may, upon reasonable notice given within ninety (90) days after receipt of the statement, examine Landlord's records at the office of Landlord during ordinary business hours not more than once each year to verify the matters in the statement for the immediately preceding year, provided that such examination shall not excuse or delay the timely payment of Tenant's Proportionate Share of Operating Expense Increases.

      C. In the event that the average occupancy rate of the Building is less than ninety-five percent (95%) for the Base Year or any calendar year during the Term, then, for purposes of calculating Operating Expense Increases, the Operating Expenses for the Base Year or such calendar year during the Term, as applicable, shall be increased by the additional costs and expenses that Landlord reasonably estimates would have been incurred if during the Base Year or such calendar year the average occupancy rate had been ninety-five percent (95%). If, during the Base Year or any calendar year during the Term, any tenant of the Building does not use a service provided by Landlord to or for the benefit of Tenant (the "Partially Utilized Service(s)"), then, for purposes of calculating Operating Expense Increases, the component of Operating Expenses attributable to such Partially Utilized Service(s) shall be deemed to be the amount which Landlord reasonably estimates would have been incurred for the Base Year or such calendar year if all of the office tenants of the Building had used the Partially Utilized Service(s), based upon an average occupancy rate of ninety-five percent (95%) for the Base Year or such calendar year or the actual occupancy rate if higher than ninety-five percent (95%).

      D. "Operating Expenses" means those costs and expenses that are incurred by Landlord in connection with the ownership, management, operation, servicing, repair and maintenance of the Premises and the Building, including wages, salaries and other compensation, including payroll taxes, vacation, welfare and pension benefits and other fringe benefits paid to employees (but not including a building concierge), and fees paid to independent contractors or agents of Landlord engaged in the operation, repair, management or maintenance of the Building; "Real Estate Taxes" (as defined below); sewer, water, electricity and other utility charges, including water and sewer rents; telephone service; painting of public or other common areas of the Building; premiums for fire and casualty, liability, business interruption, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance to the Building, including the Building's access control system; the cost of operating any shared facilities located within the Building which are made available to all tenants (such as a health club and locker rooms); management fees (whether or not paid to any person, entity or business association having an interest in or under common ownership with Landlord), provided that such fees do not exceed the average management fees paid by similar class office buildings in similar circumstances located in the Reston, Virginia area; the cost of supplies, tools, materials, equipment and labor for Building repairs and maintenance that, under generally-accepted accounting principles consistently applied, would not be capitalized [except as specified below in Section 5.(D)(1)]; costs incurred for inspection and servicing of the Building; provided that such costs are not directly attributable to the use of another tenant's space in the Building, including all outside service contracts in connection with the maintenance of the Building, including janitorial and window cleaning, rubbish removal (including waste product recycling), exterminating, detection and access control, snow and ice removal, parking lot lighting and line painting, landscaping, tree and shrubbery maintenance, elevator, boiler, HVAC, electrical, plumbing and mechanical equipment, and the cost of materials, tools, supplies, equipment and labor used for inspection and servicing; uniforms and dry cleaning for maintenance personnel; capital improvements (to the extent provided below in Section 5.D(1)); electric bulbs and fluorescent tubes; legal and accounting fees and expenses (except as set forth in Section 5.D(3)); and all other customary expenses or charges that now or hereafter would be included in Operating Expenses in accordance with sound accounting and management principles generally accepted with respect to the operation of comparable class office buildings in the Reston, Virginia area.

      (1) Notwithstanding anything to the contrary set forth in this Lease, the following costs incurred by Landlord may be included in Operating Expenses based upon a reasonable amortization schedule determined by Landlord that complies with generally accepted accounting principles: (a) capital expenditures made by Landlord in respect of the Building which Landlord believes in good faith shall result in a savings of Operating Expenses (such as installing energy conservation or labor-saving devices), provided that the capital expenditures that are passed through to Tenant as an Operating Expense under this clause shall not exceed the amount of actual or anticipated savings that the Tenant shall receive; (b) capital expenditures made by Landlord in respect of the Building which are required to comply with any "Legal Requirements" (as defined below) becoming effective after the substantial completion of the original construction of the Building; and (c) the costs of any supplies, tools, materials, equipment or labor acquired by Landlord for Building operation, repairs or maintenance, which, under generally-accepted accounting principles consistently applied, would be capitalized.

      (2) Operating Expenses shall not include: financing or mortgage costs; services provided to a particular tenant and not to all tenants; any Building Upgrade Work; advertising for vacant space; brokerage or leasing commissions; executive salaries; the cost of tenant improvements or repairs and maintenance to other tenant spaces; or legal fees and expenses for leasing vacant space in the Building, enforcing Landlord's rights under occupancy leases with tenants of the Building or otherwise relating to disputes with tenants of the Building.

      (3) "Real Estate Taxes" means: (a) all general and special taxes and assessments and other similar charges due with respect to the Building, the Land, or any appurtenant land (including, without limitation, all assessments for schools, public betterments and general or local improvements, licensing taxes imposed by any governmental authority having jurisdiction over the Building or the Land, water rates and charges, fire hydrant taxes, street lighting taxes and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever which shall, during the Term, be laid, assessed, levied or imposed upon or become due and payable and a lien upon the Building and/or the Land); (b) personal property taxes levied or assessed on Landlord's property used in connection with the operation, maintenance and repair of the Building; (c) franchise taxes payable by Landlord, to the extent calculated based on gross rents or gross income of the Building; and (d) all expenses incurred by Landlord (including legal fees and expenses, expert witness fees and similar costs) in connection with any contest or appeal of any of such taxes or assessments.

            (a) Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise [except as specified above in Section 5.D(3)], corporation, income or profit tax or capital levy payable by Landlord except to the extent that any such tax or levy is imposed in lieu of or as a substitute for any Real Estate Taxes.

            (b) Real Estate Taxes that are being contested by Landlord shall be included for purposes of determining Tenant's obligations under this Section 5. If Landlord receives a refund of any Real Estate Taxes, such refund (net of any associated costs and expenses incurred by Landlord) shall be credited against Operating Expenses incurred during the year in which it is received by Landlord. Landlord shall have no obligation to contest the levying or imposition of any Real Estate Taxes and may, in its sole discretion, compromise or abandon any such contest.

      (4) "Legal Requirements" means: (a) all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Premises or the Building; (b) notices from Landlord's "Mortgagee" (as defined below) or prospective Mortgagee, as to the manner of use or occupancy or the maintenance, repair or condition of the Premises or the Building; and (c) the usual and customary requirements of the carriers of all hazard and boiler insurance policies maintained by Landlord on the Building. "Mortgagee" means the holder or beneficiary of, or any trustee under, any mortgage, deed of trust or other security instrument of record creating an interest in or affecting title to the Building and/or the Land, and any and all renewals, modifications, consolidations or extensions of any such instrument (collectively, the "Mortgage").

   6. LATE CHARGES. Any payment of Basic Rent or Additional Charges to be made by Tenant under this Lease which is not received within seven (7) days after its due date: (1) shall be subject to a late charge equal to five percent (5%) of such unpaid sum (the "Late Fee"), the parties hereby agreeing that Landlord's actual damages as a result of Tenant's default in the timely payment of Basic Rent or Additional Charges would be difficult to determine, and that the Late Fee is a fair and reasonable estimate of Landlord's probable loss as a result of such a default by Tenant; and (2) shall bear interest ("Interest") from the due date until paid at the lesser of (a) the rate of eighteen percent (18%) per annum (1-1/2% per month); or (b) the maximum rate allowed by law, to cover Landlord's administrative and overhead expenses of processing late payments. Tenant shall pay Landlord a One Hundred Dollar ($100.00) fee for each check received by Landlord, which is returned by Tenant's bank unpaid (the "Returned Check Fee"). Landlord and Tenant agree that such charges are not, and shall not be deemed to be, a penalty, and that the payment of such charges shall not excuse the untimely payment of rent. In addition to the payment of any Interest, Late Fee and/or Returned Check Fee, Tenant shall reimburse Landlord for reasonable attorney's fees and legal expenses, if any, and all other costs of collection incurred by Landlord by reason of any such monetary default by Tenant.

   7. COMMON AREAS. Throughout the Term, Tenant and its agents, employees and invitees shall have the nonexclusive right, in common with others designated by Landlord, to use the common areas of the Building and the Land for their intended and normal purposes. Common areas include the public lobbies, elevators, corridors, entrances, passageways, doors, doorways, stairways, or other public portions of the Building, the toilet rooms in public areas of multi-tenant floors in the Building and the parking areas, sidewalks, driveways and other similar public areas and access ways located on the Land. Common Areas shall not include the loading dock or ramp to the loading dock, as the ramp and loading dock are reserved for the exclusive use of other tenants. Landlord may at any time after reasonable notice to Tenant, but without Tenant's consent, change, eliminate or reconfigure the common areas provided that the same does not unreasonably and materially obstruct Tenant's access to or use of the Premises.

   8. MANAGEMENT, SERVICES AND UTILITIES.

      A. Throughout the Term, Landlord agrees that the Building shall be managed, operated and maintained and services provided in a manner befitting similar class office buildings in the Reston, Virginia area, and that, subject to the Legal Requirements, Landlord shall furnish to Tenant the following services, the cost of which shall be included Operating Expenses:

            (1) normal and usual electricity in reasonable amounts necessary for lighting purposes and normal office use, including the operation of ordinary office equipment such as word processors, data processors, personal computers, workstations, projectors, copy machines and other equipment which consumes comparable amounts of electricity;

            (2) adequate supplies for toilet rooms located in the Premises and in the public areas of the Building;

            (3) normal and usual cleaning services between 5:00 p.m. and 6:00 p.m. on Business Days, unless another time is requested by Tenant and approved by Landlord in accordance with the standards set forth in Exhibit C attached to this Lease;

            (4) hot and cold running water in the toilet rooms;

            (5) heating and air-conditioning to the Premises between the hours of 7:00 a.m. and 6:00 p.m. on Business Days and between the hours of 8:00 a.m. and 12:00 p.m. on Saturdays, unless Saturday is a legal holiday, during such seasons of the year when such services are normally and usually provided in similar class office buildings in the Reston, Virginia area;

            (6) automatically operated elevator facilities twenty-four (24) hours per day, seven (7) days per week throughout the Term, subject to the operation of the after-hours building access control system, if any;

            (7) all electric bulbs, fluorescent tubes and ballasts in building standard light fixtures in the Premises and the public areas of the Building;

            (8) seventy five (75) keys for the Premises and access control cards for the Building, if applicable, at no cost to Tenant; but all additional keys and access control cards, including replacements for lost keys and access control cards, shall be issued only upon the payment of Landlord's actual cost for each additional or replacement key and access control card;

            (9) access to the Building and the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, including holidays, subject to the operation of the after- hours Building access control system;

            (10) extermination and pest control, when necessary; and

            (11) maintenance of common areas in a manner similar to other comparable class office buildings in the Reston, Virginia area, including cleaning, HVAC, illumination, snow shoveling, de-icing, repairs, replacements and landscaping.

      B. Tenant's use of electricity shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. Tenant shall be obligated to pay all charges incurred by Landlord in connection with any excessive consumption of electricity by Tenant, as determined by Landlord in its reasonable discretion, and the cost of any additional wiring and other work which may be required for the operation by Tenant of any equipment requiring excessive electricity, all subject to Landlord's providing to Tenant reasonable documentation for such charges and costs. Tenant shall give written notice to Landlord whenever Tenant shall connect to the Building's electrical distribution system any equipment other than lamps, ordinary office equipment (including personal computers, workstations and projectors) and similar small and low electrical consumption office machines. Landlord may require that special, high electricity consumption installations of Tenant be separately sub-metered for electrical consumption at Tenant's cost.

      C. Upon reasonable notice, Landlord, at Tenant's expense, shall provide heat and air-conditioning at times in addition to those specified in Section 8.A(5). Landlord shall charge Tenant for after-hours HVAC service based upon Landlord's then-current schedule of charges therefor.

      D. Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency, or for repairs or improvements which, in the judgment of Landlord, are desirable or necessary, until said repairs or improvements shall have been completed. Except in cases of emergency repairs, Landlord shall endeavor to give Tenant reasonable advance notice (which may be written, telephonic or in-person notice) of any contemplated stoppage of any such systems or facilities pursuant to the foregoing. Landlord shall also perform any such work in a manner designed to minimize interference with Tenant's normal business operations.

      E. If Landlord shall fail to supply, or be delayed in supplying, any service required to be supplied by Landlord under this Lease for any reason [including mechanical breakdown, maintenance or repair work, or "Unavoidable Delays" (as defined below)], such failure or delay shall not constitute an actual or constructive eviction, in whole or in part, nor shall the same relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or entitle Tenant to any abatement by diminution of rent, "Unavoidable Delays" means delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, mechanical breakdowns, accidents, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other cause or reason whatsoever beyond the reasonable control of Landlord.

   9. USE OF PREMISES.

      A. Tenant shall use and occupy the Premises solely for the conduct of the business specified in Section I.J. Tenant acknowledges that Landlord reserves the right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Tenant shall comply with all applicable zoning regulations and Legal Requirements pertaining to the use and occupancy of the Premises and the Building, including the Americans with Disabilities Act and other laws relating to the use of the Premises by persons with disabilities.

      B. Tenant shall not knowingly permit any act upon the Premises which: (1) disturbs tenants of the Building or injures the reputation of the Building; (2) subjects Landlord to liability for injury or damage to persons or property; or
(3) invalidates, or increases the cost of, any insurance policy pertaining to the Building. Tenant shall pay to Landlord the amount of any increase in Landlord's insurance costs caused by Tenant's activities. Tenant shall not permit the Premises to be occupied by anyone other than Tenant except as provided by Section 16.

   10. CARE OF PREMISES.

      A. Tenant shall pay for and make all repairs and replacements to the Premises which are not Landlord's responsibility under Section 10.B, and shall, at Tenant's expense: (1) keep the Premises clean and in good order and condition; (2) pay for and make repairs and replacements to the Premises or Building needed because of Tenant's misuse or negligence; (3) pay for and replace special equipment and items or decorative treatments above Building Standard installed by or at Tenant's request and that serve only the Premises; and (4) not commit waste. All damage or injury to the Premises or the Building caused by Tenant or its agents shall be repaired or replaced promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord.

      B. Landlord shall pay for and make the following repairs as and when Landlord deems necessary; provided that, Landlord shall complete such repairs within a commercially reasonable period and in a manner designed to minimize interference with Tenant's normal business operations and with prior, reasonable notice under the circumstances: (1) structural repairs to the Premises and the Building; (2) repairs required in order to provide the elevator, plumbing, electrical, heating and air-conditioning and other services to be furnished by Landlord pursuant to this Lease; and (3) repairs to exterior portions of the Building, including the windows and roof thereof. If a repair, which is Landlord's responsibility, is necessitated by an act or omission of Tenant or its agents, Landlord shall make the repair, and (subject to Section 13.C) Tenant shall reimburse Landlord promptly for the cost of the repair. Tenant shall notify Landlord of any condition needing repair, which is Landlord's responsibility under this Section.

      C. Repairs or replacements required under Sections 10.A or 10.B shall be made by Tenant or Landlord, as applicable, within a reasonable time (depending on the nature of the repair or replacement needed) after such party receives notice or has actual knowledge of the need for a repair or replacement.

  11. RULES AND REGULATIONS. Tenant and its agents, employees and invitees shall comply with all rules and regulations attached as Exhibit C to this Lease, as the same may be amended by Landlord, and with such other reasonable rules and regulations as Landlord may adopt for the Premises and the Building (the "Rules and Regulations"). If any such rule or regulation conflicts with or is inconsistent with any provision of this Lease, the Lease provision shall govern and control. Landlord shall not be responsible for any violation of the Rules and Regulations (or the covenants or agreements contained in any other lease for space in the Building) by any other tenant of the Building or its agents, employees or invitees.

  12. TENANT'S ALTERATIONS AND INSTALLATIONS.

      A. Tenant shall make no alterations, decorations, additions or improvements ("Alterations") in or to the Premises without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld for nonstructural interior alterations to the Premises that do not adversely affect the Building's appearance, value and structural strength. All

Alterations that Tenant is permitted to make to the Premises shall: (1) not harm the structure or the electrical, plumbing, heating or air conditioning facilities of the Premises or the Building; (2) comply with all applicable Legal Requirements, including the Americans with Disabilities Act and other laws relating to the use of the Premises by persons with disabilities; (3) become the property of Landlord, and shall be surrendered with the Premises at the end of the Term, to the extent that such Alterations are of a permanent nature or cannot be removed without structural damage to the Premises or the Building; and
(4) be performed, at Tenant's sole cost and expense, in a good and workmanlike manner by contractors approved by Landlord, using materials of a class quality reasonably acceptable to Landlord.

      B. Except as otherwise provided in Section 12.A, all furniture, furnishings and trade fixtures, installed by or at the expense of Tenant ("Tenant's Special Installations") shall remain the property of Tenant. If Tenant is not then in default under this Lease, Tenant may, at its expense, remove Tenant's Special Installations at the expiration of the Term, provided that Tenant fully repairs any damage occasioned by such removal. At Landlord's option, exercisable upon thirty (30) days' prior written notice to Tenant, Tenant shall be obligated, at its expense, to remove all of Tenant's Special Installations at the expiration of the Term.

      C. Tenant shall not permit any materialmen's or mechanics' liens to be filed against the Premises or the Building in connection with any item of construction or repair performed by or at the request of Tenant. If any such lien is filed, Tenant shall, within thirty (30) days after notice, discharge the lien of record or, if Tenant elects to contest the lien by appropriate proceedings, bond off the lien and prosecute the proceedings. If Tenant fails to discharge or bond off the lien, Landlord may do so, and any monies expended by Landlord in doing so, including reasonable attorneys' fees and legal expenses, shall be reimbursed by Tenant promptly. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and that no mechanics or materialmen's lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Building.

  13. TENANT'S INDEMNITY; INSURANCE.

      A. Landlord shall not be liable for, and Tenant does hereby indemnify and agree to protect, defend and hold Landlord harmless from and against, any loss, damage, liability or claim (including reasonable attorneys' fees and legal expenses) in connection with any injury or loss to any person or property: (1) arising from or in connection with Tenant's possession, use or occupancy of the Premises, unless caused by the gross negligence or willful misconduct of Landlord; (2) arising out of any act or omission of Tenant or its employees, agents or invitees; or (3) arising from or in connection with any default by Tenant under this Lease.

      B. Throughout the Term, Tenant shall maintain, with a company licensed to sell insurance in the jurisdiction in which the Building is located and having a Best Rating of at least "A," (1) commercial general liability insurance, including public liability and property damage (the "Liability Policy") with limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate for each location in which Tenant operates its business, in a form providing occurrence basis coverage; and (2) an all-risk policy of insurance covering any insurable interest that Tenant may have in the Premises or in any equipment serving the Premises, Tenant's leasehold improvements, trade fixtures, equipment and personal property kept at the Premises or elsewhere in the Building, in an amount not less than the full replacement value of said items. All such insurance policies shall: (a) be written as primary coverage and not contributing with or in excess of any coverage that Landlord may carry; (b) contain an express waiver of any right of subrogation by the insurer against Landlord; (c) provide that the insurance policy may not expire or be cancelled or materially changed unless Landlord has been given thirty (30) days' prior written notice; and (d) provide full replacement cost coverage and contain an agreed amount endorsement. In addition, Tenant's Liability Policy shall: (i) list as additional insureds Landlord and any other parties with an insurable interest in the Premises designated by Landlord, and (ii) be endorsed to require the insurance carrier to notify Landlord in writing of any losses charged against the policy. If any losses are charged against Tenant's Liability Policy, Tenant shall take the necessary steps to restore such insurance so that Tenant's insurance coverage under each such policy at all times equals at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate for each location in which Tenant operates its business. Before the Term commences, and at least sixty (60) days before any such insurance policy expires, Tenant shall deliver to Landlord a certificate of insurance for each policy or renewal thereof that Tenant is required to maintain under this Section 13.B. If Tenant fails to maintain any insurance required by this Section 13.B, Landlord may obtain such insurance, and any premium paid by Landlord shall be immediately payable by Tenant to Landlord as additional rent. Tenant shall require any permitted sublessee or assignee of the Premises pursuant to Section 16 to comply with the requirements of this Section 13.B.

      C. Neither party shall be liable to the other or to any insurer (by way of subrogation or otherwise) for any loss or damage, even though such loss or damage may have been occasioned by the negligence of such party, if such loss was covered or is required by this Lease to be covered by an insurance policy containing an endorsement or provision to the effect that any such release by the insured shall not adversely affect the insured's right to recover for such loss or that the insurer waives its right of subrogation. This waiver also applies to each party's partners, stockholders, members, principals, officers, directors, employees, agents and affiliates.

  14. CASUALTY LOSS. If fifty percent (50%) or more of the Building (excluding the Land) suffers casualty damage, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after such casualty damage occurs. If Landlord does not (or may not) terminate this Lease, Landlord shall repair the Premises (excluding Tenant's fixtures and leasehold improvements and Special Installations) as soon as practicable after Landlord receives a settlement under its insurance policy, but Landlord shall not be required to expend for the repair more than the available insurance proceeds after applying the proceeds to repay any loan that becomes payable due to the casualty damage. If the Premises are not damaged, or the damage does not interfere with Tenant's business, there shall be no abatement of rent. If the damage interferes with Tenant's business, but Tenant is able to use the Premises, Basic Rent and additional rent under Sections 4 and 5 shall be abated by the percentage that the unusable Rentable Area of the Premises bears to the total Rentable Area thereof, starting on the date of the casualty and ending on the date that Landlord's repairs to the Premises have been substantially completed. If the damage makes it impracticable for Tenant to carry on its business in the Premises, all rent shall be abated, starting on the date of the casualty and ending on the date that Landlord's repairs to the Premises have been substantially completed. No damages, compensation or claim shall be payable by Landlord to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Notwithstanding the foregoing, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Premises and/or the Building if any of the following occurs: (a) the holder of the first deed of trust, security agreement or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction of the Building or Premises to be used for such repair, reconstruction or restoration; (b) the damage or destruction is not fully covered by insurance maintained by Landlord or for Landlord's benefit; (c) the damage or destruction occurs during the last six (6) months of the Term of this Lease or any renewal or extension thereof;
(d) a default, or an event that, with the giving of notice or passage of time, would become a default, by Tenant has occurred under this Lease; or (e) Tenant has vacated or abandoned the Premises. In any such event, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the damage or destruction.

  15. CONDEMNATION. If, under eminent domain, all of the Premises is taken, this Lease shall terminate as of the date of such taking. If the Premises are partially taken, and such partial taking materially and adversely affects Tenant's business on the Premises, either party may terminate this Lease upon notice to the other within sixty (60) days after title vests in the condemning authority. If neither party elects to terminate this Lease, Basic Rent and additional rent under Sections 4 and 5 shall be reduced by the percentage that the part taken bears to the entire Premises. If any portion of the Building (excluding the Land) is taken, Landlord may terminate this Lease by giving notice to Tenant within sixty (60) days after title vests in the condemning authority. Landlord shall be entitled to all damages and compensation awarded for any taking. Tenant, however, may claim any award made specifically for Tenant's Special Installations, but only if such award shall be made by the condemnation court in addition to and stated separately from the award made by it for the Building or part thereof so taken. In no event shall Tenant claim any award for its leasehold. A taking under this Section 15 shall include a temporary taking of more than ninety (90) days.

  16. ASSIGNMENT AND SUBLETTING.

      A. Tenant shall not assign, transfer or mortgage or otherwise encumber this Lease, whether voluntarily, by operation of law or otherwise (collectively, an "Assignment"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that the proposed assignee, transferee or mortgagee (collectively, an "Assignee") in connection with such Assignment: (1) is compatible with the class, quality and stature of the Building and its tenants; (2) shall use the Premises only for the purposes and manner permitted under this Lease; and (3) has the financial capability to undertake and perform its obligations under this Lease, all to the reasonable satisfaction of Landlord. Any attempted Assignment without Landlord's prior written consent shall be void and confer no rights upon any third party. Regardless of whether an Assignment is effected in violation of or in compliance with the terms of this Lease, Landlord may collect rent from the Assignee and apply the net amount collected to the rent herein reserved, but no such Assignment or collection shall be deemed a waiver of this covenant, acceptance of the Assignee as tenant, or release of Tenant under this Lease. If Landlord consents to an Assignment, Tenant shall nevertheless remain liable for the payment and performance of all covenants and obligations of the tenant under this Lease, and Landlord's prior written consent to any further Assignment shall be required. In addition, if Tenant requests Landlord's consent to an Assignment, Tenant shall reimburse Landlord for reasonable legal fees and expenses, and costs incurred in connection with the preparation and review of the documents to effectuate the Assignment. Notwithstanding the foregoing provisions of this Section 16.A, Landlord shall consent to an Assignment in which Tenant sells or otherwise transfers all or substantially all of Tenant's stock or assets; provided that, at least thirty (30) days prior to such Assignment, Tenant notifies Landlord of the proposed Assignment and provides evidence reasonably acceptable to Landlord that: (1) the proposed Assignee shall use the Premises only for the purposes and manner permitted under this Lease;
(2) the proposed Assignee is compatible with the class, quality and stature of the Building and its tenants; (3) after giving effect to the transaction giving rise to such Assignment, the proposed Assignee shall have a net worth equal to or greater than the Tenant's net worth as of the date of this Lease; (4) the proposed Assignee agrees in writing to unconditionally assumes the Tenant's obligations under this Lease; and (5) Tenant shall not be released from its obligations or liabilities under this Lease. In the event that Tenant transfers all of its assets to another entity in compliance with the provisions of this Section 16.A and Tenant desires to wind down its affairs and file articles of cancellation with the Virginia State Corporation Commission, Landlord shall not unreasonably withhold its consent to a release of Tenant from its obligations under this Lease.

      B. The following events shall also constitute an Assignment under this
Section 16: (1) if Tenant is a corporation, the transfer of more than fifty percent (50%) of the voting stock of Tenant; (2) if Tenant is a partnership, the transfer of more than fifty percent (50%) of the partnership interests of Tenant or the transfer of any general partnership interest of Tenant; (3) any disposition or transfer by Tenant (other than a sublease) of its rights or obligations under this Lease; or (4) any arrangement (other than an approved Subletting) that allows the use and occupancy of the Premises by any person or entity other than Tenant.

      C. Tenant shall not sublet or otherwise permit others to use all or any part of the Premises, whether voluntarily, by operation of law or otherwise (collectively, a "Subletting"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that the proposed sublessee or occupant (collectively, a "Sublessee") in connection with such Subletting: (1) is compatible with the class, quality and stature of the Building and its tenants; (2) shall use the Premises only for the purposes and manner permitted under this Lease; and (3) has the financial capability to undertake and perform its obligations under the applicable sublease agreement and this Lease (as applicable), all to the reasonable satisfaction of Landlord. Landlord shall consent to or reject any proposed Subletting by Tenant within ten (10) Business Days after the date on which Tenant provides Landlord with all information reasonably required by Landlord to make an underwriting decision about the Sublessee proposed by Tenant. Prior to the date on which the Building is one hundred percent (100%) leased to third party tenants, Tenant shall not propose or enter into a Subletting for a basic rent that is less than the Base Rent that is then payable by Tenant to Landlord pursuant to the terms of this Lease.

      D. Except as otherwise set forth in this Section 16.D, if the rent agreed upon between Tenant and its proposed subtenant under any permitted Subletting is greater than the Basic Rent then payable by Tenant under this Lease for the portion of the Premises that is subject to such permitted Subletting, then one half (1/2) of such excess rent shall be considered additional rent owned by Tenant to Landlord, and shall be paid by Tenant to Landlord in the same manner that Tenant pays Basic Rent under this Lease. In addition, any lump-sum payment to Tenant in connection with any permitted Assignment or Subletting shall be paid by Tenant to Landlord as additional rent.

      E. If Tenant requests Landlord's consent to a proposed Assignment (other than an Assignment pursuant to the last sentence of Section 16.A), Landlord shall have the right to elect to terminate the Lease with respect to the portion of the Premises affected by such Assignment. Landlord shall exercise such option by written notice to Tenant within fifteen (15) Business Days after Landlord's receipt of notice from Tenant requesting Landlord's consent to the proposed Assignment.

      F. Nothing set forth in this Section 16 shall be construed to create any privity of contract between Landlord and any sublessee, assignee or transferee of the Premises pursuant to any Assignment entered into by Tenant, whether or not Landlord has consented thereto.

  17. DEFAULT PROVISIONS. Tenant shall be in default under this Lease if Tenant
(A) fails to pay any Basic Rent, Additional Charges or other sum required under this Lease within seven (7) days after written notice that such payment is due; (B) fails to furnish any statement required under this Lease within fifteen (15) days after its due date;
(C) fails to maintain any insurance required under this Lease; (D) abandons the Premises and fails to pay any rent due hereunder; (E) assigns, mortgages or encumbers this Lease or sublets all or any portion of the Premises in violation of Section 16; (F) files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against Tenant; or (G) defaults in any other obligation under this Lease and such default is not remedied within fifteen (15) days after written notice of the default by Landlord or its agent; provided that, if any non-monetary default shall reasonably require more than fifteen (15) days to cure, Tenant shall be allowed such longer period, not to exceed forty-five (45) days from the date of Landlord's default notice to Tenant, as is necessary to effect such cure, so long as Tenant's efforts to cure are commenced within the aforesaid 15-day period and are diligently pursued to completion; and provided, further, that Tenant's failure to comply with the provisions of this Lease two (2) times in any six (6) month period shall effect an immediate default (without the expiration of any applicable cure period) with respect to all subsequent failures by Tenant to comply with the provisions of this Lease, and Landlord thereupon may exercise any remedy set forth in Section 18 without affording Tenant any opportunity to cure such default.

  18. LANDLORD'S REMEDIES IN CASE OF TENANT'S DEFAULT.

      A. At any time after Tenant's default under this Lease (beyond the expiration of any applicable notice and cure period), Landlord may: (1) terminate this Lease upon notice to Tenant or by any available judicial process; and/or (2) re-enter the Premises (with or without terminating the Lease), remove all property and store it at Tenant's expense without being deemed guilty of trespass and without liability for any loss or damage, and/or relet or otherwise deal with the Premises in any manner which Landlord determines in its sole discretion.

      B. Should Landlord terminate this Lease after Tenant's default (beyond the expiration of any applicable notice and cure period), Landlord may recover from Tenant all costs (including reasonable attorneys' fees and legal expenses) and other damages incurred by Landlord as a result of such default, and, without limiting the generality of the foregoing: (1) all rent to the time of such termination and the unamortized portion of the Tenant Improvement Allowance and any unamortized portion of Tenant's Excess Cost that Tenant elects to amortize pursuant to the terms hereof shall be paid by Tenant immediately, together with all expenses (including reasonable attorneys' fees and legal expenses) of retaking possession of the Premises; (2) Landlord may take all steps, including repair or alteration of the Premises, to prepare the Premises for reletting, and Tenant shall pay to Landlord, immediately upon demand by Landlord, all costs incurred by Landlord in preparing the Premises for reletting and all costs of actually reletting the Premises; (3) Landlord may relet all or any part of the Premises for such term, at such rental, and upon such conditions as Landlord, in its sole discretion, deems advisable; and (4) Tenant shall pay to Landlord, as liquidated damages, for each month during the balance of the Term (but for termination of the Lease by Landlord), on the first day of each such month any deficiency between: (a) all rent and additional rent herein reserved for each such month, and (b) the net rent for each such month collected upon any reletting (which reasonable rental value shall exclude the value, if any, added to the Premises by reason of any additional improvements or alterations installed in the Premises by Landlord or at Landlord's expense in connection with reletting or attempting to relet the Premises). Alternatively, if Landlord terminates this Lease at any time after Tenant's default (beyond the expiration of any applicable notice and cure period), Landlord may elect, in addition to the damages described in clauses (1) through (3), inclusive, of the preceding sentence, and the damages due under clause (4) up to the time of said election, to recover from Tenant an amount equal to the difference, discounted to present value based upon an annual rate of interest equal to the then-current yield on actively traded U.S. Treasury obligations maturing on or about that date which is approximately midway between the date of demand and the date this Lease would have terminated (but for Tenant's default), as published in The Wall Street Journal or such other publication as Landlord may designate in its demand, between: (i) the Basic Rent and Additional Charges, computed on the basis of the then current annual rate of Basic Rent and Additional Charges, which would have been payable from the date of such demand to the date when this Lease would have expired (but for termination of the Lease by Landlord), and (ii) the then fair rental value of the Premises for the same period.

      C. If Landlord elects not to terminate this Lease after Tenant's default (and the expiration of any applicable notice and cure period), Tenant shall continue to be liable for all rent and additional rent due under this Lease, in addition to all costs (including reasonable attorneys' fees and legal expenses) and other damages arising from Tenant's default, and Tenant shall remain obligated to perform all other obligations imposed by this Lease. Landlord's election not to terminate this Lease upon any default by Tenant (and after the expiration of any applicable notice and cure period) shall not impair Landlord's right to terminate this Lease later for that default, or upon any other default by Tenant.

        D. If Tenant abandons the Premises and fails to pay any rent due hereunder, Landlord may re-enter the Premises without judicial process and relet them, and such re-entry or reletting shall not terminate this Lease, and Tenant shall continue to be liable for all rent and additional rent due under the Lease, in addition to all costs (including reasonable attorneys' fees and legal expenses) and other damages arising from Tenant's default.

        E. Tenant waives all rights of redemption granted by law. This means that, once Tenant has committed a default and failed to cure that default within any notice and cure period provided by this Lease, Tenant waives all rights under law to later cure the default and reclaim its interest in this Lease or the Premises.

        F. Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity. Landlord's exercise of any right or remedy under this Lease or at law or in equity shall not prevent the concurrent or subsequent exercise of any other right or remedy by Landlord. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Landlord's obligations shall not constitute a wavier of any such rights, remedies or obligations.

  19. LANDLORD MAY PERFORM TENANT'S OBLIGATIONS. If Tenant shall fail to pay or perform any of its obligations under this Lease, Landlord may (but shall not be obligated to) upon the continuance of such default for ten (10) days after written notice to Tenant (or without notice in the case of an emergency), and without waiving or releasing Tenant from any obligation under this Lease, make any such payment or perform any such obligation. All sums so paid by Landlord and all incidental costs and expenses, including reasonable attorney's fees and legal expenses, incurred by Landlord in making such payment or performing such obligation shall be deemed additional rent and shall be paid to Landlord on demand together with interest thereon at the rate specified in Section 6 from the date Landlord makes such payment or performs such obligation until the date Tenant pays the same to Landlord.

  20. SECURITY DEPOSIT.

      A. Tenant shall deposit with Landlord the sum set forth in Section 1.M (the "Security Deposit") as security for performance of Tenant's obligations under this Lease.

      B. If Landlord's interest in the Premises is transferred, Landlord shall transfer the unapplied portion of the Security Deposit to the transferee thereof. In such event, Landlord shall be deemed to have been released by Tenant from all liability or obligation for the return of the Security Deposit, Tenant agrees to look solely to such transferee for the return of the Security Deposit, and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit; provided that such transferee shall have expressly assumed Landlord's obligations under this Lease relating to the Security Deposit.

  21. SUBORDINATION.

      A. This Lease shall be subject and subordinate at all times to: (1) every ground or underlying lease hereafter made of the Building or the Land, and (2) any and all Mortgages now or hereafter placed upon or affecting the fee of, or any leasehold, beneficial or land trust interest in, the Building or the Land, all without Tenant executing any further instruments to effectuate such subordination. Tenant shall execute and deliver, within ten (10) Business Days after request, any further instruments evidencing such subordination of this Lease as Landlord may reasonably request. Upon request, Tenant shall also promptly submit to Landlord or the Mortgagee current financial statements and financial statements covering the two (2) immediately preceding years. Landlord shall use commercially reasonable efforts to treat any of Tenant's financial statements so delivered to Landlord as confidential, except that Landlord may disclose the same to its third party consultants in connection with this Lease (including, without limitation, its legal counsel and accountants), to comply with applicable law and to enforce its rights and remedies under this Lease. Landlord shall use commercially reasonable efforts to cause any lender for the Building or the Land to issue a non-disturbance and recognition agreement in favor of Tenant on such lender's standard form therefor at no cost therefor to Tenant.

      B. In the event of: (1) a transfer of Landlord's interest in the Premises;
(2) the termination of any ground or underlying lease of the Building or the Land; or (3) the purchase of the Building or the Land in a foreclosure sale under any Mortgage (or by deed in lieu thereof), Tenant hereby attorns to and recognizes, in accordance with the terms of this Lease, the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease (collectively, "Landlord's Transferee") as Landlord under this Lease for the balance then remaining of the Term. Landlord's Transferee shall not be: (a) liable for any act or omission of Landlord; (b) liable for any deposits made by Tenant to Landlord unless such deposits are specifically assigned to and received by Landlord's Transferee; (c) subject to any offset, defense, recoupment or counterclaim accruing in favor of Tenant; (d) bound by any payment of Basic Rent under Section 4, additional rent under Section 5 or Additional Charges for more than one month in advance of its due date, (e) bound by any modifications, cancellations, terminations or surrender of this Lease made without the prior approval of the then present holder of any Mortgage on the Building, unless consented to by such then present holder of such Mortgage; nor (f) bound by any assignment, transfer or mortgage of this Lease or subletting of the Premises made in violation of this Lease. Tenant's attornment shall not be terminated by foreclosure of any Mortgage or deed in lieu thereof. At the request of Landlord or Landlord's Transferee, Tenant shall promptly execute any certificate or agreement in confirmation of this attornment on the standard form prepared for such purpose by Landlord's Transferee.

      C. If: (1) the Building or the Land is at any time subject to a Mortgage;
(2) this Lease, or the Basic Rent payable under this Lease, is assigned to a Mortgagee; and (3) Tenant is given written notice of such assignment (including the name and address of the assignee), Tenant shall not exercise any remedy available to Tenant under this Lease for any default by Landlord until (a) the expiration of any applicable notice and cure period in respect of such default specified herein, and (b) Tenant has thereafter given written notice, in conformity with Section 31, to such assignee, specifying the nature of Landlord's default in reasonable detail, and affording such assignee a reasonable opportunity to cure such default for and on behalf of Landlord.

      D. At any time when the Building or the Land is subject to a Mortgage, then for the benefit of each Mortgagee under any such Mortgage, Tenant also agrees that if this Lease is rejected by Landlord (or by Landlord in its capacity as debtor-in-possession or by a trustee for the bankruptcy estate of Landlord) under Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), or any successor thereto, Tenant shall not elect to treat this Lease as terminated under Section 365(h)(1) of the Bankruptcy Code, or any successor thereto, in the absence of each Mortgagee's prior written consent.

  22. TENANT'S PERSONALTY. Tenant shall be solely liable for payment of, and shall timely pay, all personal property taxes and assessments on all the goods, wares, merchandise, inventory, furniture, fixtures, machinery, equipment and other personal property of Tenant located in the Premises at any time during the Term.

  23. QUIET ENVIRONMENT. As long as Tenant is not in default under this Lease, Tenant may peaceably and quietly enjoy the Premises for the Term without hindrance, ejection or molestation by Landlord.

  24. LANDLORD'S RIGHT OF ACCESS TO PREMISES. Landlord and its agents may enter the Premises at reasonable hours to inspect or exhibit them; to make a repair or alteration to the Premises; to perform any obligation, or to exercise any right, of Landlord under this Lease; or to alter, repair or otherwise prepare the Premises for reoccupancy after Tenant defaults under this Lease. Landlord agrees to give reasonable prior notice before it exercises its rights under this Section 24, except that Landlord may enter the Premises without notice in the case of an emergency. In making such an entry, Landlord agrees to use reasonable efforts to minimize interference with Tenant's normal business operations. Landlord may erect, use and maintain pipes, conduits, ducts, and wiring in and through the Premises provided that such pipes, conduits, ducts and wiring do not detract from the appearance of the Premises.

  25. LIMITATION ON LANDLORD'S LIABILITY.

      A. Notwithstanding anything to the contrary in this Lease, (1) Landlord shall not be liable to Tenant for any loss or damage to property which is either covered by insurance or which Tenant is required to insure under this Lease; and
(2) any liability of Landlord to Tenant under this Lease shall be limited to direct damages and shall expressly exclude indirect, consequential, incidental or punitive damages, including any liability to Tenant for lost profits or interruption of business. Tenant shall look to its property damage or business interruption insurance policies, and not to Landlord, any party holding an interest in or otherwise affiliated with Landlord, or any agent or employee of Landlord, for any loss incurred as a result of damage to Tenant's property or interruption of Tenant's business.

      B. Except for damages resulting from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, its employees, agents or invitees for any damage, compensation, claim or expense arising from or in connection with: (1) damage or loss to the property of parties other than Tenant located anywhere in the Building; (2) death, accident or injury to persons occurring anywhere in the Building (including the Premises); (3) any delay in completing Tenant's Work; or
(4) any discontinuance of heat, air-conditioning, elevator service, or of any other service to be provided by Landlord under this Lease resulting from any cause whatsoever.

      C. Notwithstanding anything to the contrary in this Lease, there shall be no liability on the part of Landlord, any party holding an interest in or otherwise affiliated with Landlord (including any partners, stockholders, members, officers, directors or principals of Landlord, as applicable), any agent or employee of Landlord, or any Mortgagee in possession of the Building, with respect to any terms of this Lease. Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of every remedy of Tenant for any breach by Landlord under this Lease. Upon the transfer of Landlord's interest in the Building, Landlord shall be released from all covenants and obligations of Landlord under this Lease.

  26. ESTOPPEL CERTIFICATE. Within fifteen (15) days after a request by Landlord, Tenant shall execute and deliver to Landlord, or to such person(s) as Landlord designates, an estoppel certificate in the form attached to this Lease as Exhibit D, with such changes as are required to make the statements set forth therein true and accurate as of the date of such estoppel certificate, or in such other form as is requested by Landlord's lender or by a prospective lender to Landlord or by a prospective purchaser of the Building.

  27. SURRENDER OF PREMISES. Upon the termination of the Term for any reason, Tenant shall remove its property and all items installed in the Premises by Tenant or its agents prior to the Date of Tender, and surrender the Premises to Landlord in the same condition as they were in on the Date of Tender, except for ordinary wear and tear. If Tenant fails to remove its property, it shall become Landlord's property or, at Landlord's option, shall be removed and stored at Tenant's expense, without Landlord being liable for trespass, conversion or negligence in respect of such property. If Tenant fails to surrender the Premises in the condition required by this Section 27, Landlord may restore the Premises to their condition as of the Date of Tender and Tenant shall reimburse Landlord for the cost of the restoration.

  28. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Term, Tenant shall be a tenant from month to month, upon all the terms hereof which are not inconsistent with such tenancy; provided, however, that Tenant covenants to pay to Landlord as Basic Rent during such tenancy one and one half times the Basic Rent in effect immediately before expiration of the Term (adjusted to a monthly basis), in addition to all other rent and other charges due under this Lease; and provided, further, that this
Section 28 shall not impair Landlord's rights to pursue any and all other remedies that may be available to Landlord under this Lease, at law or in equity in connection with Tenant's failure to vacate the Premises upon the expiration of the Term. Such tenancy may be terminated by Landlord or Tenant upon thirty
(30) days notice.

  29. PARKING. Subject to Tenant's compliance with the Rules and Regulations applicable to parking, throughout the Term, at no charge to Tenant, Landlord agrees that for each one thousand (1,000) square feet of Rentable Area in the Premises, Tenant, its employees and invitees shall have the nonexclusive right to use 3.6 unreserved, uncovered surface parking spaces in the parking area adjacent to the Building in common with other tenants of the Building and in conformity with applicable law. Landlord shall provide certain reserved parking spaces within the parking facilities serving the Building dedicated to visitor parking for all Building invitees.

  30. LEASING COMMISSION. Landlord and Tenant have entered into this Lease Agreement without services of any broker. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claims for brokerage or other commission arising from such party having employed a broker contrary to its representation in this Section 30.

  31. NOTICES. All notices and other communications under this Lease shall be in writing, delivered in person or by certified or registered U.S. mail, postage prepaid, to Landlord or Tenant, as the case may be, at Landlord's Notice Address or Tenant's Notice Address, respectively, set forth in Section 1 of this Lease. Either party may designate in writing a change in its notice address, but Landlord may always give notice to Tenant by posting it at the Premises. Notices, which are delivered in person, shall be deemed given when received. Notices, which are mailed, shall be deemed given five (5) Business Days after the date they are mailed.

  32. WAIVER OF JURY TRIAL. Landlord and Tenant, freely, knowingly, voluntarily and with advice of counsel, hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against the other pertaining to any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises.

  33. OPTION TO RENEW. Tenant shall not have an automatic option to extend this Lease. Any renewal shall be on terms and conditions as may be agreed in writing between the Landlord and Tenant.

  34. ROOF RIGHTS/SATELLITE DISHES. Landlord shall have the exclusive right to use or permit the use of all or any portion of the roof, and/or sides, of the Building for any purpose. Notwithstanding the foregoing, Tenant, at Tenant's expense, may install and maintain during the Term, not more than two (2) satellite dishes and the cables related thereto (collectively, the "Satellite Dishes") on the roof of the Building, subject to the following conditions:

      A. Tenant shall submit to Landlord detailed plans and specifications for the Satellite Dishes and the installation thereof and Tenant shall not commence installation of the Satellite Dishes without first obtaining Landlord's approval of Tenant's plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall use commercially reasonable efforts to respond to Tenant's request within thirty (30) days after Landlord receives such request. Tenant shall use a contractor approved by Landlord, such approval not to be unreasonably withheld ("Approved Contractor") to install the Satellite Dishes and to perform all other work on the roof related to the repair, maintenance, removal or relocation of the Satellite Dishes. Tenant's Satellite Dishes shall be expressly labeled in a manner satisfactory to Landlord so as to identify the fact that the same has been installed for Tenant's use. Tenant's Satellite Dishes shall not unreasonably interfere with any other satellite dishes then installed on the Building roof, the Building's cabling, conduits or operating systems or the cabling and conduit that may have previously been installed by other tenants of the Building. In the event of any such interference, Tenant, at its cost and expense, shall remove the Tenant's Satellite Dishes using an Approved Contractor.

      B. Prior to the installation of the Satellite Dishes, Tenant, at its sole cost and expense, shall obtain all permits and approvals from applicable governmental authorities and third parties that are required to be obtained in connection with the installation, operation and use of the Satellite Dishes, including, but not limited to, permits and approvals required to be obtained from Fairfax County, Virginia, the Reston Architectural Board of Review ("RABOR") and the Center for Education "CEA"). Tenant shall provide to Landlord copies of all such permits and approvals prior to the installation of the Satellite Dishes. To the extent necessary, Landlord agrees to join in and execute any applications or authorizations for such permits and approvals provided that Landlord does not incur any liability or cost in connection therewith.

      C. Tenant shall use the Satellite Dishes solely as an internal service to Tenant. Tenant shall not permit the use of the Satellite Dishes by third-parties without obtaining Landlord's prior written approval, including, but not limited to, any telecommunications provider that Tenant desires to engage to provide telecommunications services (of any type) to the Premises. Landlord retains the right to charge Tenant a market-rate fee for use of the Satellite Dishes by third parties.

      D. The Satellite Dishes, and the installation thereof, shall comply with all Legal Requirements, as well as Landlord's requirements therefor (collectively, the "Requirements"). If, at any time during the Term, the Satellite Dishes does not comply with all such Requirements, Tenant shall immediately, at its sole cost and expense, using an Approved Contractor remove the Satellite Dishes or, with Landlord's approval, and if permitted under the applicable Requirements, immediately modify the Satellite Dishes to bring it into compliance with such Requirements. Tenant's failure to obtain any permit required in order to initially install the Satellite Dishes, or Tenant's subsequent inability to maintain the Satellite Dishes for any reason, shall have no effect on this Lease other than to nullify the right to install and use the Satellite Dishes pursuant to this Section 34.

      E. Upon installation of the Satellite Dishes, Tenant shall be responsible, at its sole cost and expense, for performing any and all repairs in and to the Building, including the Building roof using an Approved Contractor, the need for which arises out of or is in any way related to the Satellite Dishes and Tenant's obligation to properly maintain the Satellite Dishes. Tenant shall remove the Satellite Dishes at the expiration, or earlier termination, of this Lease, using an Approved Contractor. In addition, if Landlord requests that Tenant temporarily remove or relocate the Satellite Dishes so that Landlord may make any repairs to, or replacements of, the roof that are desired by Landlord, Tenant, at its expense, using an Approved Contractor shall remove or relocate, and thereafter reinstall, the Satellite Dishes. The provisions of this Section 34.E shall survive the expiration or earlier termination of this Lease.

      F. Landlord is under no duty to maintain the Satellite Dishes. Tenant hereby indemnifies, and shall defend and hold Landlord, and Landlord's employees, agents, tenants, invitees, licensees, affiliates, partners and principals (collectively, the "Indemnified Parties") harmless of and from all loss or liability, claims, damages, expenses and causes of action suffered or incurred by any such Indemnified Parties from or in connection with the Satellite Dishes, including, but not limited to, personal injury and property damage resulting from Tenant's installation, use, maintenance, repair, operation, removal or relocation of the Satellite Dishes, or Tenant's access to or use of the roof of the Building.

      G. Notwithstanding anything herein to the contrary, Landlord hereby reserves the right to limit or restrict access to the Satellite Dishes to the extent Landlord may deem necessary in order for Landlord to comply with the terms of any lease now or hereafter in effect for any portion of the Building, a lease to a tenant who, by reason of a contract with the United States government, must maintain a level of security which would prohibit access to the roof by parties other than the Landlord). In the event of such limitation upon Tenant's access to the Satellite Dishes, Landlord shall make other reasonable accommodations to Tenant in order to permit Tenant controlled or monitored access to the Satellite Dishes for maintenance purposes during Landlord's normal business hours.

      H. Notwithstanding anything to the contrary set forth herein, under no circumstances shall Tenant have the right to access the roof of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed and, if required by Landlord, without being accompanied by a Landlord representative.

  35. EXPANSION SPACE. If any space in the Building becomes available during the Term or any applicable Renewal Period (the "Expansion Space"), Tenant shall have a first right to lease such space on the following terms and conditions:

      A. At such time as Landlord elects, Landlord shall notify Tenant in writing of the availability of any Expansion Space and the basic rent and other terms and conditions upon which such space is to be offered to the general public (the "Expansion Notice"); provided that, the economic terms so offered by Landlord shall be consistent with the prevailing economic terms being offered by landlords and accepted by tenants as of the date of the Expansion Notice for leases with premises of comparable size as the Expansion Space in buildings located in the Reston, Virginia area of similar quality as the Building. For a period of ten (10) days after Tenant's receipt of any Expansion Notice from Landlord, Tenant shall have the right to negotiate with Landlord regarding the basic rent and all other terms and conditions of a lease for such space. If during such ten (10) day period the parties are unable, for any reason whatsoever, to agree upon the basic rent and all other terms and conditions of a lease for such space, Tenant's right to lease such space shall lapse and be of no further force or effect. Tenant and Landlord shall each negotiate in good faith concerning the terms of a lease for the Expansion Space. If during such ten (10) day period the parties agree on the basic rent and all other terms and conditions of a lease for such space, then they shall promptly execute such a lease.

      B. Tenant's rights under this Section 35 are subject and subordinate to
(i) expansion and other rights of all present tenants of the Building; (2) Landlord's right to initially lease each and every space on the first floor of Building to "Expansion Space Initial Tenants" (as defined below) before Tenant has any expansion right(s) with respect to each and every such space, and (3) Landlord's right to renew present and future expiring leases (including leases entered into by Landlord with Expansion Space Initial Tenants) pursuant to rights contained in such expiring leases or pursuant to the mutual agreement of Landlord and tenants under such leases (regardless of whether such mutual agreement or a renewal right was contained within the applicable lease). The term "Expansion Space Initial Tenant(s)" shall mean the initial tenant of each and every space on the first floor of the Building. If any person or entity with rights senior to Tenant's expansion rights under Section 35.A leases the Expansion Space before an Expansion Notice is sent to Tenant, then Tenant's expansion rights with respect to such Expansion Space for that time only shall be deemed terminated by such prior rights.

      C. If Tenant is in default under this Lease on the date any Expansion Notice is given to Tenant by Landlord or at any time thereafter prior to the date that the Expansion Space is occupied by Tenant, and such default is not cured within the applicable cure or grace period specified in this Lease, then, at Landlord's option, Tenant's rights pursuant to this Section 35 shall lapse and be of no further force or effect.

      D. Tenant's rights under this Section 35 may be exercised by Tenant only, and may not be exercised by any transferee, sublessee or assignee of Tenant (other than an Assignee pursuant to the penultimate sentence of Section 16.A or an Assignment or Subletting to an "Affiliate" (as defined below in Section 36) that is completed in conformity with Section 16).

      E. If at any time Tenant's right to occupy fifty percent (50%) or more of the square feet of Rentable Area of the Premises has terminated in connection with an Assignment or Subletting under Section 16 (other than pursuant to the penultimate sentence of Section 16.A or an Assignment or Subletting to an Affiliate that is completed in conformity with Section 16)), Tenant's rights pursuant to this Section 35 shall lapse and be of no further force or effect.

      F. Tenant's only right under this Section 35 is to lease the entire Expansion Space identified in any Expansion Notice. Tenant has no right to lease less or more than the entire Expansion Space identified in such Expansion Notice.

      G. If any Expansion Space is offered to Tenant pursuant to this Section 35, and Tenant fails to lease such Expansion Space, then the rights granted to Tenant under this Section 35 as to that Expansion Space shall immediately lapse and expire, and Tenant shall have no further rights hereunder with respect to that Expansion Space.

      H. Time is of the essence as to Tenant's obligation to notify Landlord in accordance with the terms of this Section 35.

  36. SIGNAGE. Landlord, at its sole cost and expense, shall install a single building standard sign for Tenant adjacent to the suite entry of the Premises selected by Tenant, and shall provide Tenant with Tenant's Proportionate Share of Building directory strips in the Building's main lobby directory. Subject to the limitations set forth below in this Section, Tenant shall have the right to request that Landlord install one (1) sign on the top of the Building (the "Exterior Sign"); provided that: (a) Landlord shall have the right to reasonably approve the Exterior Sign prior to the installation of the same, including, but not limited to, the location, height, size, design and material of the same; (b) the location, height and all other aspects of the Exterior Sign shall comply in all respects with all applicable Legal Requirements; (c) Tenant shall be exclusively obligated to apply for, process and obtain all governmental permits and approvals required for the Exterior Sign pursuant to applicable Legal Requirements and the approvals required from the RABOR and the CEA for the Exterior Sign, including, but not limited to, all permits required for the installation of the Exterior Sign on the Building; (d) Landlord shall not be in default under this Lease, and Landlord shall have no liability to Tenant, in the event that Tenant is unable to secure all governmental permits and approvals that are required for the Exterior Sign pursuant to applicable Legal Requirements or the approvals for the Exterior Sign that are required from the Educational Association; and(e) Tenant shall be the Building tenant that has leased and is occupying the largest amount of Rentable Area in the Building (the "Largest Building Tenant"); provided that, if Tenant is not the Largest Building Tenant, but the Largest Building Tenant has been offered the right to install the Exterior Sign on the Building and has declined such offer, then the foregoing provisions of Section 36(e) shall not apply. Landlord shall reasonably cooperate with Tenant in connection with Tenant's efforts to obtain the requisite approvals for the Exterior Sign. Except as expressly set forth in this
Section 36, Tenant shall have no rights to install any signage within the Premises or anywhere else in the Building. Tenant shall bear all costs of designing, constructing and installing the Exterior Sign. Notwithstanding anything to the contrary set forth in this Section 36, if at any time (i) Landlord has recaptured any portion of the Rentable Area of the Premises; or
(ii) Tenant's right to occupy the entire Rentable Area of the Premises has terminated pursuant to an exercise by Landlord of any of its rights or remedies under the terms and provisions of this Lease or in connection with an Assignment or Subletting under Section 16 (other than an Assignment or Subletting completed in conformity with Section 16 to a person or entity who wholly owns Tenant or who wholly owns the person or entity who wholly owns Tenant (in either case, a "Parent"), or who is wholly owned, controlled by or under common control with Tenant or a Parent, or is wholly owned by a person who is wholly owned by Tenant or a Parent (collectively, an "Affiliate"), then Landlord shall have the right to remove all of the Exterior Sign from the Building and repair the damage to the Building caused by such removal, all at Tenant's cost which shall be reimbursed not more than thirty (30) days after Tenant receives reasonable evidence of the costs of such removal and repairs.

  37. GENERAL PROVISIONS.

      A. TENANT'S REPRESENTATIVE. Tenant represents that it has appointed Joel
A. White as Tenant's authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions to be taken by Tenant under or pursuant to this Lease. Tenant may change the Tenant Representative under this Lease by written notice to Landlord given in conformity with Section
31. Tenant expressly acknowledges and agrees that Landlord shall not be obligated to respond to or act upon any communication given by Tenant under or pursuant to this Lease unless such communication is provided to Landlord by Tenant's Representative. The requirements of this Section 37 shall remain in full force and effect, notwithstanding any Assignment of this Lease or the Premises.

      B. ENTIRE AGREEMENT; AMENDMENTS: NO REPRESENTATIONS BY LANDLORD. This Lease constitutes the entire agreement between the parties concerning the matters set forth herein. Neither Tenant nor Landlord shall be bound by any terms, statements, conditions or representations, oral or written, express or implied, not contained in this Lease. No modification of this Lease shall be binding or valid unless expressed in a writing executed by Landlord and Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Premises or the Building except as expressly set forth in this Lease, and all reliance by Tenant with respect to any representations or promises is based solely on those contained in this Lease.

      C. JOINT AND SEVERAL LIABILITY: SUCCESSORS AND ASSIGNS. If Tenant shall include more than one person, the obligations of all such persons under this Lease shall be joint and several, and the provisions of this Lease shall individually apply to each person comprising Tenant. This Lease shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and legal representatives.

      D. INTERPRETATION. The Exhibits and Lease Addendum, if any, attached to this Lease are part of this Lease. Section and subsection headings are for convenience only, and not for use in interpreting this Lease. If a court finds any provision of this Lease unenforceable, all other provisions shall remain enforceable, and such unenforceable provisions shall be deemed severed from this Lease.

      E. COSTS; INCLUDE; SHALL; MAY. Except as expressly provided otherwise in this Lease, the party obligated or permitted to perform an obligation is also obligated, as between Landlord and Tenant, to pay the cost of performance. "Include," "includes," and "including" mean considered as part of a larger group, and not limited to the items recited. "Shall" means is obligated to. "May" means "is permitted to."

      F. WAIVER. No provision of this Lease is waived by Landlord or Tenant unless waived by them in writing. Landlord's acceptance of rent is not a waiver of any default of Tenant, regardless of Landlord's knowledge of a default when it accepts the rent. No waiver by Landlord or Tenant of any default is a waiver of any other default of the same or any other provision of this Lease.

      G. RULE AGAINST PERPETUITIES. Notwithstanding any provision in this Lease to the contrary, if the Lease Term has not commenced within three (3) years after the date of this Lease, this Lease shall automatically terminate on the third (3rd) anniversary of the date hereof. The sole purpose of this provision is to avoid any possible interpretation that this Lease violates the Rule Against Perpetuities or other rule of law against restraints on alienation.

      H. REMEDIES. The rights and remedies mentioned in this Lease are in addition to, and do not deprive a party of, any other rights at law or in equity.

      I. NO OPTION; NO PARTNERSHIP. The submission of this Lease by Tenant for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only when it is executed and delivered by Landlord and Tenant. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

      J. ADDITIONAL RENT. All Additional Charges and other sums owed by Tenant to Landlord in connection with this Lease, which are not otherwise designated as rent, shall be deemed to be additional rent.

      K. GOVERNING LAW; VENUE. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court in the jurisdiction in which the Building is located, and Tenant further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by Landlord to any court. Landlord agrees that any actions filed against Tenant under this Lease shall be brought in a state or federal court in the jurisdiction in which the Building is located.

      L. TENANT'S DOCUMENTATION. If Tenant is a corporation or partnership, concurrently with the signing of this Lease, Tenant shall furnish to Landlord
(1) certified copies of the resolutions of Tenant's Board of Directors or Tenant's partners, as applicable, authorizing Tenant to enter into this Lease;
(2) evidence (reasonably satisfactory to Landlord and its counsel) that Tenant is a duly organized corporation or partnership, is in good standing under the laws of the jurisdiction of its formation, is qualified to do business and is in good standing in the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate or partnership action, as applicable, requisite to authorize Tenant to enter into this Lease has been duly taken.

      M. TIME IS OF THE ESSENCE. Time is of the essence in the performance of all of Tenant's obligations under this Lease.

      N. LANDLORD'S NOTICE AND CURE PERIOD. Tenant shall not be entitled to pursue any remedies available to Tenant under this Lease, at law or in equity with respect to any default by Landlord under this Lease unless and until Tenant has provided Landlord with written notice of such default (specifying the nature of the default in reasonable detail) and a reasonable opportunity to cure the default, which period shall in no event be less than sixty (60) days.

      O. SURVIVAL. The obligations of Tenant to (1) pay Basic Rent, Additional Charges (including Operating Expense Increases) and all other sums payable by Tenant under this Lease; and (2) to perform all obligations of Tenant under this Lease, shall survive the expiration of the Term or earlier termination of this Lease.

      P. COUNTERPARTS. To facilitate execution, this Lease may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed under seal, with the specific intention that this Lease constitutes an instrument executed and delivered under seal, by their duly authorized partners or officers as of the day and year first above written.

 WITNESS:                          LANDLORD:
                                   RICHARD B. WIRTHLIN FAMILY LLC,
                                   A Utah Limited Liability Company

/s/ Jeraldine Bartholome           By : /s/ Richard B. Wirthlin
------------------------                ---------------------------------
                                            Name: Richard B. Wirthlin
                                            Title:

 WITNESS:                          TENANT: DECIMA RESEARCH dba
                                   WIRTHLIN WORLDWIDE, a California
                                   corporation

/s/ Patrick Morris.                By:  /s/ Joel A. White
------------------------                ---------------------------------
                                            Name: Joel A. White
                                            Title: Chief Financial Officer

                           LANDLORD'S ACKNOWLEDGEMENT

STATE OF UTAH

COUNTY OF SALT LAKE

      Before me, a Notary Public in and for the jurisdiction aforesaid, personally came Richard B. Wirthlin, whose name is subscribed to the foregoing and annexed Lease, who, being by me first duly sworn, did depose and state that he is the Manager of Richard B. Wirthlin Family LLC, a Utah limited liability company, which entities are parties to the foregoing and annexed Lease, and that he, being duly authorized so to do, executed said Lease on behalf of said entity as its free act and deed for the uses and purposes therein contained.

      Witness my hand and official seal this 20 day of April, 2002

Notary Public Linda D. Johnson

[Notarial Seal]

My Commission Expires: July 20, 2004

                            TENANT'S ACKNOWLEDGEMENT

STATE OF VIRGINIA

COUNTY OF FAIRFAX

      Before me, a Notary Public in and for the jurisdiction aforesaid, personally came Joel A. White, whose name is subscribed to the foregoing and annexed Lease, who, being by me first duly sworn, did depose and state that he is the CFO of DECIMA RESEARCH dba WIRTHLIN WORLDWIDE, a California corporation, which entity is a party to the foregoing and annexed Lease, and that he, being duly authorized so to do, executed said Lease on behalf of said entity as its free act and deed for the uses and purposes therein contained.

Witness my hand and official seal this _____ day of April, 2002

Notary Public

[Notarial Seal]

My Commission Expires:

           (1920 ASSOCIATION DRIVE, RESTON, FAIRFAX COUNTY, VIRGINIA)

                                    EXHIBIT A

                                   FLOOR PLAN

                     See Attached Exhibits A-1, A-2 and A-3

           (1920 ASSOCIATION DRIVE, RESTON, FAIRFAX COUNTY, VIRGINIA)

                                    EXHIBIT B

                           CERTIFICATE OF ACCEPTANCE

            The undersigned having entered into a certain Deed of Lease dated by and between the undersigned as Tenant and RICHARD B. WIRTHLIN FAMILY LLC as Landlord, DOES HEREBY CERTIFY THAT [the terms used herein have the same meaning as are ascribed to such terms in the Lease Agreement]:

      (1)   The Lease Commencement Date is April 23, 2002

      (2)   Tenant is in possession of the Premises;

      (3) The commencement of the Term is 8 yrs and the expiration of the Term is April 22, 2010

      (4)   The Lease is in full force and effect without offset or defense;

      (5) The Premises are satisfactory to Tenant, except as follows:

      (6)   The Rentable Area of the Premises is 18,212 square feet.

      (7)   Tenant's Proportionate Share is 37.60%; and

      (8) The amount of the Basic Rent payable for the First Lease Year is $473,538.00

[need to check out the possibility of a prorated partial month for the first month - 12 mos+ some days for first year]

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22 day of April, 2002.

                                   TENANT:

                                   DECIMA RESEARCH dba WIRTHLIN
                                   WORLDWIDE, a California
                                   corporation

                                   By: /s/ Joel A. White (SEAL)
                                       ---------------------------------------
                                   Name: Joel A. White
                                   Title: CFO

           (1920 ASSOCIATION DRIVE, RESTON, FAIRFAX COUNTY, VIRGINIA)

                                    EXHIBIT C

                             RULES AND REGULATIONS

      The following rules and regulations have been formulated for the safety and well being of all the tenants of the Building. Adherence to these rules and regulations insures that each and every tenant shall enjoy a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by any tenant, which continues after notice from Landlord, and the expiration of any applicable cure period specified in Section 17 of the Lease shall be sufficient cause for termination, at the option of Landlord, of the tenant's lease.

      Landlord shall have the continuing right to amend or eliminate any of these rules and regulations, and also to adopt additional reasonable rules and regulations of like force and effect. Any change of whatsoever nature shall be effective thirty (30) days after delivery of written notice thereof to the Premises.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairway corridors or halls or other parts of the Building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises. Landlord shall control and operate the Common Areas, and the facilities furnished for the common use of the tenants, for the benefit of tenants generally. Tenant shall not interfere with the use and enjoyment by other tenants of the Common Areas.

2. No awning or other projections shall be attached by Tenant to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or the Building or in the Common Areas without prior written consent of Landlord. Landlord may remove any sign, advertisement, notice or other lettering violating the preceding sentence without liability to Tenant and may charge the expense incurred by such removal to the tenant or tenants violating this rule. On multi-tenant floors, all interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, at Landlord's expense, and shall be of a size, color and style reasonably acceptable to Landlord.

4. No show cases or other articles shall be put in front or affixed to any part of the exterior of the Building, or placed in the Common Areas.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant, who, or whose employees, agents, visitors or licensees, shall have caused the same.

6. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Landlord, shall, however, permit Tenant to install muzak or other internal music system within the Premises if the music system cannot be heard outside of the Premises.

7. Tenant shall not make or permit to be made, any disturbing noises or disturb or interfere with other occupants of the Building or neighboring buildings, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. Tenant shall not throw anything out of the doors or windows or down the common area corridors or stairs.

8. No bicycles, roller blades, skate boards, vehicles or animals, birds or pets of any kind shall be brought into or kept in the Premises or elsewhere in the Building, except that bicycles may be kept on the bike rack serving the Building. No cooking shall be done or permitted by any tenant on its premises, except that, Tenant may install and operate for the convenience of its employees, a lounge or coffee room with microwave oven, sink and refrigerator. Tenant shall not cause or permit any unusual or objectionable odors to originate from its premises which disturb other tenants.

9. Except for space leased to a tenant specifically for storage purposes, no space in or about the Building, including balconies, shall be used for the storage of goods or property of any kind.

10. No space in or about the Building, including balconies, shall be used for the manufacture, storage, or sale at auctions of merchandise, goods or property of any kinds.

11. No flammable, combustible, toxic, hazardous or explosive fluid, chemical or substance shall be brought or kept upon the Premises, other than customary and usual office supplies which, if properly stored and used, do not pose a significant risk to human health or the environment.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall Tenant make changes in existing door or window locks or the mechanism thereof without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed. The doors leading to the corridors or main halls of multi-tenant floors shall be kept closed during business hours except as they may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with the Premises, including any keys to the Premises, to rooms and offices within the Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by Tenant. On termination of the Lease, Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any, remaining in the Premises.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place on specified elevators, in such manner and during such hours as Landlord may reasonably require. Hand trucks may be used only if they are equipped with rubber tires and side guards. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease.

14. Any person employed by Tenant to do janitorial work within the Premises shall, while in the Building and outside of the Premises, be instructed by Tenant to comply with all reasonable instructions issued by the superintendent of the Building.

15. Tenant shall not purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person for delivery by seller to the Premises if such person's repeated violations of Building regulations have caused, in Landlord's reasonable opinion, a hazard or nuisance to the Building and/or its occupants.

16. Landlord may prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building at all times any visitor who is not known or does not properly identify himself to the Building management or its agents. Landlord may require all visitors admitted to or leaving the Building to register. Landlord shall also have the right to install an electronic access control system for the Building requiring the use of identification cards, passwords, confidential codes and the like as a prerequisite to admission of any person into the Building, except for Tenant's invitees during normal business hours. If identification cards are used in any such system, each tenant shall be issued a reasonable number of cards without charge, but each additional or replacement card requested shall be issued only upon the payment of Landlord's actual cost for each additional or replacement access control card.

18. Each tenant, before closing and leaving its premises at any time, shall see that all lights, electrical appliances and mechanical equipment are turned off.

19. The requirements of Tenant shall be attended to only upon telephone call to the office of the Building Property Manager. Building employees shall not be required to perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

20. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same, including notifying Landlord when and if such activity occurs.

21. No water cooler or plumbing fixture shall be installed by the tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld.

22. Mats, trash or other objects shall not be placed by Tenant in the public corridors.

23. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

24. Floor receptacles to underfloor conduits shall be left exposed. Where carpet is installed carpet shall be cut around floor receptacles.

25. Drapes installed by Landlord for the use of any tenant or drapes installed by tenant which are visible from the exterior of the Building must be cleaned by such tenant at least once a year, without notice, at such tenant's own expense.

26. Landlord does not maintain or repair suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, at

    Tenant's option, Landlord shall arrange for the work to be done at the expense of the tenant whose premises contain such non-standard suite finish.

27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in approved settings to absorb or prevent any vibration or noise transmitted outside the Premises.

28. No tenant shall permit or cause to be used in its premises any device or instrument such as a sound reproduction system, or excessively bright, changing, flashing, flickering, moving lights or lighting devices or any similar devices, the effect of which shall be audible or visible beyond the confines of its premises, nor shall any tenant permit any act or thing upon its premises disturbing to normal sensibilities of other tenants.

29. Tenant shall not knowingly permit the Premises to be used for immoral or illegal purposes.

30. Landlord may, from time to time, designate specific parking spaces in the parking areas for the Building as being reserved for specific tenants or for members of the general public, and each tenant agrees to honor such reservations and to permit parking for officers and employees only in those parking spaces available for such purposes. Tenant agrees to comply with all rules and regulations established for the parking operations. Landlord shall not be liable for damage to vehicles in the parking areas, or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

31. Landlord reserves the right at any time to take one elevator out of service to Tenants for exclusive use by the Building management in servicing the Building.

32. No Tenant shall: (1) place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building; (2) install, operate or maintain in the Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (3) strip, overload, damage or deface the Premises, or the hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith; (4) move any furniture or equipment into or out of the Premises except at such times as Landlord may from time to time designate;
    (5) use any floor adhesive in the installation of any carpeting; (6) install any equipment of any kind or nature which shall or may necessitate any changes, replacements or additions to, or in the use of, the water, heating, plumbing, air-conditioning, electrical or other system of the Premises or the Building, without first obtaining the express written consent of Landlord therefor.

33. Except as otherwise approved by Landlord, smoking is not permitted anywhere within the common areas of the Building, and only in designated smoking areas located outside of the Building.

           (1920 ASSOCIATION DRIVE, RESTON, FAIRFAX COUNTY, VIRGINIA)

                                    EXHIBIT D

                              ESTOPPEL CERTIFICATE

To:___________________________________________ ["Lender"] and

______________________________________________ ["Landlord"]

      Q. Re: Deed of lease dated ___________ (the "Lease"), by and between and Landlord, for approximately Forty Nine Thousand One Hundred Forty Four (49,144) rentable square feet (the "Premises") at an office building located at 1920 Association Drive, Reston, Fairfax County, Virginia (the "Building")

To Whom It May Concern:

As the tenant under the Lease, the undersigned ("Tenant") hereby acknowledges that Lender has, or is about to make, a loan (the "Loan") to Landlord in the maximum principal amount of $ ____________. The Loan shall be secured by (i) a deed of trust affecting the Building, and (ii) an assignment of the Lease to Lender as additional security for the Loan. In connection therewith, we hereby certify to you that:

1. Tenant is the lessee under the Lease, a complete and accurate copy of which is attached hereto and incorporated herein by this reference. The initial term of the Lease commenced on ________________ and shall expire on _____________. The Lease contains _________(_) option(s) to extend the term of the Lease through _____________.

2. The Lease is in full force and effect, and the undersigned has accepted the Premises without exception. All requirements for the commencement and validity of the Lease (including construction work) have been satisfied, and Tenant is presently paying the rentals due under the Lease. The Lease has not been modified, supplemented or amended in any way, except as may be indicated in the caption above. Landlord is not in default under the Lease, and all obligations of Landlord for construction work have been fully performed. The Lease is a bona fide lease.

3. Tenant further certifies to Lender that: (a) the current annual basic rent is Four Hundred Seventy Three Thousand Five Hundred Thirty Eight and 00/100 Dollars ($473,538.00); (b) Tenant is in possession of the entire Premises and paying the full rentals due under the Lease; (c) the Lease has not been assigned by operation of law or otherwise; (d) neither Tenant nor Landlord is in default under the Lease; (e) Tenant has no existing defenses, offsets, liens, claims, credits or rights of recoupment against the rentals, charges or otherwise which presently exist or have accrued under the Lease; and (f) Tenant has not been granted any option to extend the term of the Lease (other than as set forth above) or expand the Premises, any option to terminate the Lease earlier than the date specified in Paragraph 1 above, any rights of first refusal on any other space at the Building, or any option or right of first refusal to purchase the Premises or the Building.

4. None of the rent, which the undersigned is required to pay under the Lease, has or shall be prepaid more than thirty (30) days in advance; except as specified in the Lease. The undersigned agrees that unless and until it is notified by Lender in writing that rental payments are to be made to Lender because of a default as specified in the terms of any assignment of the Lease to Lender, the undersigned is to continue making rental payments to Landlord, or its successors and assigns, pursuant to the terms of the Lease.

5. The Lease shall not hereafter be modified, amended or terminated without the prior written consent of Lender.

6. Lender, its designee, or any purchaser at foreclosure shall not be responsible for any security deposit not actually received by Lender, if Lender becomes a "mortgagee in possession" or if it forecloses its deed of trust. Lender and its successors and assigns assume no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof.

7. Lender, its successors and assigns (whether or not they succeed to the interest of Landlord under the Lease), shall not be: (a) liable for any act or omission of Landlord or bound to cure any default of Landlord occurring prior to the time that Lender succeeds to Landlord's interest in the Lease; (b) subject to any offsets, defenses or rights of recoupment which Tenant might have as to Landlord; (c) bound by any payment of rent made by Tenant more than thirty (30) days in advance of its due date; (d) bound by any amendments or modifications of the Lease entered into after the earlier of: (i) the date of this Estoppel Certificate, or (ii) the date that this Lease has been collaterally assigned to Lender, unless Lender has consented thereto in writing; or (e) bound by any assignments of the Lease or subletting of the Premises entered into after the earlier of: (i) the date of this Estoppel Certificate, or (ii) the date that this Lease has been collaterally assigned to Lender, unless Lender has consented thereto in writing.

8. Prior to exercising any right the undersigned may have under the Lease or at law to terminate the Lease or to make any expenditures under the Lease for the account of Landlord, as a result of Landlord's failing to perform any of Landlord' s obligations under the Lease, the undersigned shall give Lender written notice of Landlord's default in its obligations under the Lease (which written notice shall specify such default or defaults in reasonable detail) and a reasonable period of time after such notice (which period shall be no less than 60 days), with allowance for delays caused by events beyond Lender's reasonable control, within which to undertake and complete the performance of such obligations of Landlord under the Lease.

9. This Estoppel Certificate shall run to the addressees and their respective successors and assigns in interest.

10. The undersigned is authorized to execute this Estoppel Certificate on behalf of Tenant.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed and delivered under seal, the undersigned Tenant has executed this Estoppel Certificate under seal as its free act and deed for the uses and purposes herein contained as of April 23, 2002.

                                   TENANT:
                                   DECIMA RESEARCH dba WIRTHLIN
                                   WORLDWIDE, a California corporation

                                   By: /s/ Joel A White (SEAL)
                                       ---------------------------------------
                                   Name: JOEL A WHITE
                                   Title: CFO